EXHIBIT 99.1
News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Reports Fourth Quarter 2023 Earnings Per Share of $1.22, or $1.28 Excluding Special Items, a Record for Current Quarter
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The Company Reports Full Year 2023 Earnings of $2.58, Or $5.21 Per Share, Excluding Special Items, a Record Year for MTI

Fourth Quarter Highlights:
•	Record Fourth Quarter Revenue of $525 Million
•	Strong Cash Flow from Operations of $95 Million and Free Cash Flow of $73 Million
•	Increased Dividend and Initiated a New, 1-Year, $75M Share Repurchase Program

Full Year Highlights:
•	Record Revenue of $2.17 Billion
•	Record EPS of $5.21, Excluding Special Items
•	Strong Cash Flow from Operations of $234 Million and Free Cash Flow of $140 Million
•	Repaid $49 Million of Debt; Net Leverage Ratio at 1.9 Times EBITDA
•	Reorganized Around Core Technologies and End-Markets, and Announced 5-Year Financial Targets

NEW YORK, February 1, 2024 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported diluted earnings per share of $1.28 for the fourth quarter ended December 31, 2023, excluding special items. Reported diluted earnings per share were $1.22.

For the full year 2023, The Company reported earnings per share of $5.21, excluding special items, compared with $4.88 in the prior year. Reported earnings per share were $2.58.

“Our team delivered a record year of sales, operating income, and earnings per share in 2023. The realignment of our business segments with our key markets and core technologies highlights our balanced portfolio of consumer and industrial businesses. It also drives organizational efficiencies that lead to higher levels of performance,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “The combination of our leading business positions, continued margin expansion, and strong cash flow generation demonstrates the power of our business model.”

Fourth Quarter 2023

Worldwide net sales were $525 million, up 3 percent from the prior year. Underlying sales, excluding the deconsolidation of Barretts Minerals Inc. (BMI), grew 6 percent. Reported operating income was $67 million. Operating income excluding special items was $69 million representing 13.2 percent of sales.

Cash flow from operations was $95 million and free cash flow was $73 million. The Company repurchased $14 million of shares in the quarter and repaid $28 million of debt.

Consumer & Specialties segment sales were $281 million in the fourth quarter, up 3 percent over the prior year. Underlying sales, excluding the deconsolidation of BMI, grew 8 percent over the prior year.

Household & Personal Care sales were $134 million, up 13 percent from the prior year driven by continued strong demand for our cat litter products as well as growth in other consumer-oriented products. Specialty Additives sales were $147 million, 5 percent below the prior year. Underlying sales, excluding the deconsolidation of BMI, grew 3 percent over the prior year.

Segment operating income was $37 million, a significant improvement over the prior year driven by higher volumes in Household & Personal Care and price-cost recovery. Operating margin excluding special items was 13.0 percent.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-market household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives.

Engineered Solutions segment sales were $243 million in the fourth quarter, up 4 percent over the prior year.

High-Temperature Technologies sales were $182 million, up 7 percent from the prior year on strong demand in North America and higher volumes in Asia. Environmental & Infrastructure sales were $61 million, 6 percent lower than the prior year, primarily due to commercial construction market conditions in North America.

Segment operating income was $37 million, up 16 percent from the prior year, driven by higher sales in High-Temperature Technologies and a strong operating performance. Operating margin represented 15.1 percent of sales.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

Full Year 2023

Worldwide net sales were $2.17 billion, up 2 percent from the prior year. Reported operating income was $172 million. Operating income excluding special items was $280 million representing 12.9 percent of sales, 100 basis points above prior year.

Cash flow from operations was $234 million, more than double the prior year and free cash flow improved significantly to $140 million. The Company repaid $49 million of debt and repurchased $14 million of shares. The Company’s balance sheet remains strong with a net leverage ratio of 1.9 times EBITDA.

Consumer & Specialties segment sales were $1.16 billion, up 3 percent over the prior year.

Household & Personal Care sales were $518 million, up 9 percent mainly driven by strong demand for our cat litter products and growth in other high-margin consumer-oriented products. Specialty Additives sales were $643 million, 1 percent below the prior year. Underlying sales, excluding the deconsolidation of BMI, grew 1 percent over prior year.

Segment operating income was $141 million excluding special items, a significant improvement over the prior year driven by strong operating performance and price-cost recovery across both product lines. Operating margin excluding special items was 12.2 percent, up 210 basis points over the prior year.

Engineered Solutions segment sales were $1.01 billion, up 1 percent over the prior year.

High-Temperature Technologies sales were $721 million, up 3 percent from the prior year driven by strong demand in North America market and volume growth in Asia in the second half of the year. Environmental & Infrastructure sales were $289 million, 3 percent lower than the prior year due to weak commercial construction activity.

Segment operating income excluding special items was $151 million, 3 percent up from the prior year. Operating margin excluding special items was 15.0 percent of sales, up 30 basis points over prior year.

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Minerals Technologies will host a conference call tomorrow, February 2, 2024, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on February 2, 2024.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries Barretts Minerals Inc. and Barretts Ventures Texas LLC; claims for legal, environmental and tax matters or product stewardship issues; the continuing effects of the COVID-19 pandemic and the resulting preventative measures; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2022 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.2 billion in 2023. For further information, please visit our website at www.mineralstech.com.
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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Twelve Months Ended		% Growth
	Dec. 31, 2023	Oct. 1, 2023	Dec. 31, 2022	Prior Qtr.	Prior Year	Dec. 31, 2023	Dec. 31, 2022	Prior Year

Net sales	$524.5	$547.8	$507.6	(4)%	3%	$2,169.9	$2,125.5	2%

Cost of goods sold	399.2	414.7	409.9	(4)%	(3)%	1,662.8	1,660.5	0%

Production margin	125.3	133.1	97.7	(6)%	28%	507.1	465.0	9%

Marketing and administrative expenses	51.0	50.9	48.5	0%	5%	206.0	192.1	7%
Research and development expenses	5.1	5.2	5.2	(2)%	(2)%	21.2	20.4	4%
Restructuring and other items, net	0.0	0.3	0.0	*	*	6.9	0.0	*
Impairment of assets	0.0	71.7	0.0	*	*	71.7	0.0	*
Acquisition-related expenses	0.0	0.0	0.4	*	*	0.3	5.1	(94)%
Litigation expenses	2.4	12.9	0.0	(81)%	*	29.2	32.6	(10)%

Income (loss) from operations	66.8	(7.9)	43.6	*	53%	171.8	214.8	(20)%

Interest expense, net	(15.2)	(15.3)	(12.7)	(1)%	20%	(59.2)	(43.9)	35%
Debt extinguishment expenses	0.0	0.0	0.0	*	*	0.0	(6.9)	*
Non-cash pension settlement charge	0.0	0.0	(1.8)	*	*	0.0	(3.5)	*
Other non-operating income (deductions), net	(3.0)	0.6	(1.7)	*	*	(4.9)	(3.8)	29%
Total non-operating deductions, net	(18.2)	(14.7)	(16.2)	24%	12%	(64.1)	(58.1)	10%

Income (loss) before tax and equity in earnings	48.6	(22.6)	27.4	*	77%	107.7	156.7	(31)%

Provision (benefit) for taxes on income	9.2	(3.5)	6.3	*	46%	23.7	32.1	(26)%
Equity in earnings of affiliates, net of tax	1.4	1.0	0.3	40%	367%	4.3	1.7	153%

Net income (loss)	40.8	(18.1)	21.4	*	91%	88.3	126.3	(30)%

Less: Net income attributable to non-controlling interests	1.0	1.1	1.4	(9)%	(29)%	4.2	4.1	2%

Net Income (loss) attributable to Minerals Technologies Inc. (MTI)	$39.8	$(19.2)	$20.0	*	99%	$84.1	$122.2	(31)%

Weighted average number of common shares outstanding:

Basic	32.5	32.5	32.5			32.5	32.7

Diluted	32.5	32.5	32.5			32.6	32.8

Earnings (loss) per share attributable to MTI:

Basic	$1.22	$(0.59)	$0.62	*	97%	$2.59	$3.74	(31)%

Diluted	$1.22	$(0.59)	$0.62	*	97%	$2.58	$3.73	(31)%

Cash dividends declared per common share	$0.10	$0.05	$0.05			$0.25	$0.20

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended December 31, 2023, October 1, 2023, and December 31, 2022 each consisted of 91 days, 91 days and 90 days, respectively. The twelve month periods ended December 31, 2023 and December 31, 2022 each consisted of 365 days, respectively.

2)
On a regular basis the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2023, the Company realigned its business reporting structure into two segments, Consumer & Specialties and Engineered Solutions.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-shelf household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives. The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.

We believe the new structure better aligns our businesses and technologies with our customers and end markets and creates a more efficient and effective management structure that reflects the way performance is evaluated and resources are allocated.

	For historical consolidated financial information based upon the new segment reporting structure, please see the Company's Form 8-K filed on March 15, 2023.

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended December 31, 2023, October 1, 2023, and December 31, 2022, and the twelve month periods ended December 31, 2023 and December 31, 2022 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended			Twelve Months Ended
		Dec. 31, 2023	Oct. 1, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022

	Net income (loss) attributable to MTI	$39.8	$(19.2)	$20.0	$84.1	$122.2
	% of sales	7.59%	*	3.9%	3.9%	5.7%

	Special items:
	Restructuring and other items, net	0.0	0.3	0.0	6.9	0.0
	Impairment of assets	0.0	71.7	0.0	71.7	0.0
	Acquisition-related expenses	0.0	0.0	0.4	0.3	5.1
	Litigation expenses	2.4	12.9	0.0	29.2	32.6
	Debt extinguishment expenses	0.0	0.0	0.0	0.0	6.9
	Non-cash pension settlement charge	0.0	0.0	1.8	0.0	3.5
	Related tax effects on special items	(0.5)	(17.2)	(0.5)	(22.3)	(10.2)

	Net income attributable to MTI, excluding special items	$41.7	$48.5	$21.7	$169.9	$160.1
	% of sales	8.0%	8.9%	4.3%	7.8%	7.5%

	Diluted earnings per share, excluding special items	$1.28	$1.49	$0.67	$5.21	$4.88

In the third quarter of 2023, the Company recorded a non-cash impairment of assets charge of $71.7 million associated with the Chapter 11 filing of Barretts Minerals Inc. within the Consumer & Specialties segment.

In the second quarter of 2023, the Company initiated a restructuring and cost savings program to further streamline our cost structure as a result of organizational efficiencies gained through our recent resegmentation. Accordingly, the Company recorded restructuring and other charges of $6.9 million related to severance and other costs for the twelve months ended December 31, 2023.

Included in litigation expenses for the twelve month periods ended December 31, 2023, the Company recorded incremental litigation costs of $29.2 million to defend against, opportunistically settle, and restore our reserve for claims associated with certain talc products from our Barretts Minerals Inc. subsidiary. Included in litigation expenses for the twelve month periods ended December 31, 2022 are costs of $32.6 million, incurred to defend against, opportunistically settle, and establish a reserve for claims associated with certain talc products from our Barretts Minerals Inc. subsidiary.

4)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended December 31, 2023, October 1, 2023, and December 31, 2022, and the twelve month periods ended December 31, 2023 and December 31, 2022 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended			Twelve Months Ended
	(millions of dollars)	Dec. 31, 2023	Oct. 1, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022

	Cash flow from operations	$95.3	$59.1	$42.3	$233.6	$105.9
	Capital expenditures	22.5	25.1	22.9	93.5	82.3
	Free cash flow	$72.8	$34.0	$19.4	$140.1	$23.6

	Depreciation, depletion and amortization expense	$23.5	$24.3	$23.0	$95.0	$94.2

5)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's year over year sales growth, excluding the sales of Barretts Minerals Inc. for the three months ended December 31, 2022, constituting a reconciliation to GAAP sales growth set forth below. On October 2, 2023, Barretts Minerals Inc. filed for relief under Chapter 11 of the U.S. Bankruptcy Code and as such the results of Barretts Minerals are not included the the Company's consolidated results for the fourth quarter of 2023. Barretts Minerals sales for the fourth quarter of 2022 were $12.0 million. The Company's management feels this non-GAAP measure provides meaningful supplemental information regarding its performance and facilitates investors' understanding of sales trends for the fourth quarter of 2023.

		Quarter Ended December 31, 2023			Year Ended December 31, 2023
		Sales	Impact of		Sales	Impact of
	Year over Year Sales Growth	Growth	BMI Q4	Underlying	Growth	BMI Q4	Underlying
		As Reported	Deconsolidation	Sales Growth	As Reported	Deconsolidation	Sales Growth
	Specialty Additives	(5)%	(8)%	3%	(1)%	(2)%	1%
	Consumer & Specialties	3%	(5)%	8%	3%	(1)%	4%
	MTI Consolidated	3%	(3)%	6%	2%	(1)%	3%

6)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended December 31, 2023, October 1, 2023, and December 31, 2022, and the twelve month periods ended December 31, 2023 and December 31, 2022, and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended			Twelve Months Ended
	(millions of dollars)	Dec. 31, 2023	Oct. 1, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022

	Net income (loss)	$39.8	$(19.2)	$20.0	$84.1	$122.2
	Add back:
	Depreciation, depletion and amortization	23.5	24.3	23.0	95.0	94.2
	Interest expense, net	15.2	15.3	12.7	59.2	43.9
	Equity in earnings of affiliates, net of tax	(1.4)	(1.0)	(0.3)	(4.3)	(1.7)
	Net income attributable to non-controlling interests	1.0	1.1	1.4	4.2	4.1
	Provision (benefit) for taxes on income	9.2	(3.5)	6.3	23.7	32.1
	EBITDA	87.3	17.0	63.1	261.9	294.8
	Add special items:
	Restructuring and other items, net	0.0	0.3	0.0	6.9	0.0
	Impairment of assets	0.0	71.7	0.0	71.7	0.0
	Acquisition-related expenses	0.0	0.0	0.4	0.3	5.1
	Litigation expenses	2.4	12.9	0.0	29.2	32.6
	Debt extinguishment expenses	0.0	0.0	0.0	0.0	6.9
	Non-cash pension settlement charge	0.0	0.0	1.8	0.0	3.5
	Adjusted EBITDA	$89.7	$101.9	$65.3	$370.0	$342.9
	% of sales	17.1%	18.6%	12.9%	17.1%	16.1%

7)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended			Twelve Months Ended
		Dec. 31, 2023	Oct. 1, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022

	Interest income	$1.2	$1.2	$0.7	$3.9	$3.4
	Interest expense	(16.4)	(16.5)	(13.4)	(63.1)	(47.3)
	Non-cash pension settlement charge	0.0	0.0	(1.8)	0.0	(3.5)
	Debt extinguishment expenses	0.0	0.0	0.0	0.0	(6.9)
	Foreign exchange gains (losses)	(0.6)	1.8	(0.1)	2.7	2.1
	Other deductions	(2.4)	(1.2)	(1.6)	(7.6)	(5.9)
	Non-operating deductions, net	$(18.2)	$(14.7)	$(16.2)	$(64.1)	$(58.1)

Included in non-operating deductions for the three and twelve month periods ended December 31, 2022 are non-cash pension settlement charges associated with some of our pension plans in the U.S of $1.8 million and $3.5 million, respectively. In addition, included in non-operating deductions for the twelve month periods ended December 31, 2022 are debt extinguishment expenses of $6.9 million related to the refinancing of our credit facilities.

8)
The analyst conference call to discuss operating results for the fourth quarter is scheduled for Friday, February 2, 2024 at 11:00 am ET and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Twelve Months Ended				% Growth
SALES DATA	Dec. 31, 2023	% of Total Sales	Oct. 1, 2023	% of Total Sales	Dec. 31, 2022	% of Total Sales	Prior Qtr.	Prior Year	Dec. 31, 2023	% of Total Sales	Dec. 31, 2022	% of Total Sales	Prior Year

United States	$269.7	51%	$291.6	53%	$273.0	54%	(8)%	(1)%	$1,144.0	53%	$1,135.6	53%	1%
International	254.8	49%	256.2	47%	234.6	46%	(1)%	9%	1,025.9	47%	989.9	47%	4%
Net Sales	$524.5	100%	$547.8	100%	$507.6	100%	(4)%	3%	$2,169.9	100%	$2,125.5	100%	2%

Household & Personal Care	$134.0	26%	$128.9	24%	$118.2	23%	4%	13%	$517.6	24%	$476.2	22%	9%
Specialty Additives	147.4	28%	162.3	30%	155.1	31%	(9)%	(5)%	642.6	30%	648.4	31%	(1)%
Consumer & Specialties Segment	$281.4	54%	$291.2	54%	$273.3	54%	(3)%	3%	$1,160.2	54%	$1,124.6	53%	3%

High-Temperature Technologies	$182.3	35%	$177.4	32%	$169.8	33%	3%	7%	$720.9	33%	$702.5	33%	3%
Environmental & Infrastructure	60.8	11%	79.2	14%	64.5	13%	(23)%	(6)%	288.8	13%	298.4	14%	(3)%
Engineered Solutions Segment	$243.1	46%	$256.6	46%	$234.3	46%	(5)%	4%	$1,009.7	46%	$1,000.9	47%	1%

Net Sales	$524.5	100%	$547.8	100%	$507.6	100%	(4)%	3%	$2,169.9	100%	$2,125.5	100%	2%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Twelve Months Ended		% Growth
	Dec. 31, 2023	Oct. 1, 2023	Dec. 31, 2022	Prior Qtr.	Prior Year	Dec. 31, 2023	Dec. 31, 2022	Prior Year
SEGMENT OPERATING INCOME(LOSS) DATA

Consumer & Specialties Segment	$36.6	$(46.6)	$16.4	*	123%	$41.6	$79.0	(47)%
% of Sales	13.0%	*	6.0%			3.6%	7.0%
Engineered Solutions Segment	$36.7	$40.6	$31.7	(10)%	16%	$147.8	$147.1	0%
% of Sales	15.1%	15.8%	13.5%			14.6%	14.7%
Unallocated and Other Corporate Expenses	$(6.5)	$(1.9)	$(4.5)	242%	44%	$(17.6)	$(11.3)	56%

Consolidated	$66.8	$(7.9)	$43.6	*	53%	$171.8	$214.8	(20)%
% of Sales	12.7%	*	8.6%			7.9%	10.1%

SPECIAL ITEMS

Consumer & Specialties Segment	$0.0	$84.9	$0.3	*	*	$99.4	$34.7	*

Engineered Solutions Segment	$0.0	$0.0	$0.0	*	*	$3.2	$0.0	*

Unallocated and Other Corporate Expenses	$2.4	$0.0	$0.1	*	*	$5.5	$3.0	*

Consolidated	$2.4	$84.9	$0.4	*	*	$108.1	$37.7	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income. This excludes special items (set forth in the above table), for the quarterly periods ended December 31, 2023, October 1, 2023, and December 31, 2022, and the twelve month periods ended December 31, 2023 and December 31, 2022, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Twelve Months Ended		% Growth
SEGMENT OPERATING INCOME,	Dec. 31, 2023	Oct. 1, 2023	Dec. 31, 2022	Prior Qtr.	Prior Year	Dec. 31, 2023	Dec. 31, 2022	Prior Year
EXCLUDING SPECIAL ITEMS

Consumer & Specialties Segment	$36.6	$38.3	$16.7	(5)%	119%	$141.0	$113.7	24%
% of Sales	13.0%	13.2%	6.1%			12.2%	10.1%
Engineered Solutions Segment	$36.7	$40.6	$31.7	(10)%	16%	$151.0	$147.1	3%
% of Sales	15.1%	15.8%	13.5%			15.0%	14.7%
Unallocated Corporate Expenses	$(4.1)	$(1.9)	$(4.4)	116%	(7)%	$(12.1)	$(8.3)	(46)%

Consolidated	$69.2	$77.0	$44.0	(10)%	57%	$279.9	$252.5	11%
% of Sales	13.2%	14.1%	8.7%			12.9%	11.9%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	December 31,		December 31,
	2023	*	2022	**

Current assets:
Cash & cash equivalents	$317.2		$247.2
Short-term investments	4.3		5.6
Accounts receivable, net	399.1		404.0
Inventories	325.4		348.8
Prepaid expenses and other current assets	53.0		64.9
Total current assets	1,099.0		1,070.5

Property, plant and equipment	2,190.1		2,288.6
Less accumulated depreciation	1,203.3		1,238.2
Net property, plant & equipment	986.8		1,050.4

Goodwill	913.6		914.8
Intangible assets	231.0		241.9
Other assets and deferred charges	116.2		124.0

Total assets	$3,346.6		$3,401.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$85.4		$119.7
Current maturities of long-term debt	18.0		14.5
Accounts payable	188.7		193.8
Other current liabilities	165.2		174.6
Total current liabilities	457.3		502.6

Long-term debt	911.1		928.1
Deferred income taxes	139.3		180.4
Other non-current liabilities	152.2		177.3
Total liabilities	1,659.9		1,788.4

Total MTI shareholders' equity	1,652.0		1,579.5
Non-controlling Interests	34.7		33.7
Total shareholders' equity	1,686.7		1,613.2

Total liabilities and shareholders' equity	$3,346.6		$3,401.6

* Unaudited
** Condensed from audited financial statements.